EMPLOYMENT AGREEMENT

     This Agreement entered into this 1st day of March, 2009 by and between Fairport Savings Bank (the "Bank"), a federally-chartered savings association with its principal executive office at 45 South Main Street, Fairport, New York 14450, and Dana Gavenda ("Executive").

     WHEREAS, the Bank wishes to assure itself of the continued services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to continue to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     (a) During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer, and as a member of the Board of Directors (the "Board"), of the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive as the President and Chief Executive Officer of the Bank without the consent of Executive during the term of this Agreement shall constitute a breach of this Agreement.

     (b) During the period of his employment hereunder, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties as President and Chief Executive Officer of the Bank, subject to the direction of the Board, including overseeing and directing the day-to-day operations and management of the Bank; making recommendations to the Board regarding asset/liability management, long-range planning and compensation of officers; promoting the business of the Bank; and such other duties as the Board may from time to time reasonably direct.
Provided, however, that with the approval of the Board, as evidenced by a resolution of the Board, Executive may serve, or continue to serve, on the boards of directors of, and hold other offices or positions with business or not-for-profit organizations, which, in the Board's judgment, do not compete with the Bank or will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (for purposes of this Section 1(b), Board approval shall be deemed provided as to service with any such business or other organizations that Executive was serving as of the date of this Agreement as heretofore identified to the Board).

2.   TERM

     The period of Executive's employment under this agreement shall begin as of March 1, 2009 and shall continue for a period of thirty-six (36) full months thereafter. This period of employment shall automatically be extended for an additional twelve (12) full calendar months, and on each succeeding year thereafter, respectively, unless otherwise terminated hereunder or the Board of Directors provides notice to the Executive, not less than ninety (90) days prior to the expiration of the then current term of this Agreement, that this Agreement shall not be renewed. Any non-renewal of the term of this Agreement

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shall be approved by the majority of the disinterested Directors of the Bank and the reasons therefore shall be noted in the minutes of the Board of Directors.


3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1(b). The Bank shall pay Executive as compensation a salary of not less than $163,000 per year ("Base Salary"), which Base Salary shall be payable in accordance with the normal and customary payroll practices of the Bank, but in no event less frequently than monthly. During the period of this Agreement, the Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (any increase in the Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive, at no cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under tax-qualified and nontax-qualified plans maintained by the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, unless such change is part of a change in benefits applicable to all employees of the Bank in connection with a bank-wide benefit plan. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock benefit plans, health-and-accident plans, medical coverage and any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and/or bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Such incentive compensation and/or bonuses shall be based on Executive's performance and the performance and financial condition of the Bank. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     (c) If the Bank is required to prepare an accounting restatement due to the material noncompliance of the Bank with any financial reporting requirement under the securities laws, the Executive shall reimburse the Bank for (i) any bonus or other incentive-based or equity-based compensation received by the Executive from the Bank during the twelve (12) month period following the first public issuance or filing with the Commission (whichever first occurs) of the

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financial document embodying such financial reporting  requirement and; (ii) any profits  realized  from the sale of  securities of the issuer during that twelve
(12) month period.

     (d) In addition to the Base Salary  provided for by  paragraph  (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

     (e) Executive shall be entitled to five (5) weeks of paid vacation per calendar year to increase to six (6) weeks after ten (10) years of service, or such greater period as may be approved from time to time by the Board of Directors. Any paid vacation time which is unused during a calendar shall be treated in a manner consistent with the Bank's policy for unused vacation as provided in the Employee Handbook.

     (f) Executive shall also be entitled to an automobile of the Bank's selection to be used by Executive in rendering services to the Bank and for limited personal use, together with reimbursement for all gas, oil, maintenance, insurance and repairs required by reason of the use of such vehicle. Executive shall be required to account for all costs of use of such automobile in the manner prescribed by the Board. As an alternative, the Bank may provide the Employee with an automobile allowance equivalent to the value of the vehicle being provided including expenses.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

     (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than following a Change in Control, as defined in Section 5(a) hereof, or termination for Cause, as defined in Section 8 hereof, or upon Retirement as defined in Section 7 hereof, or for Disability as set forth in Section 6 hereof; and

     (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer of the Bank, unless consented to by Executive, (B) material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of the Agreement, or a

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          material  reduction in the benefits and  perquisites to Executive from those being provided as of the effective date of this Agreement (unless such reduction is part of a reduction in benefits to all employees of the Bank in connection with a bank-wide benefit plan), or
          (D) material breach of this Agreement by the Bank.

     Upon the occurrence of any event described in clauses (ii) (A), (B), (C), or (D) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed 90 days) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination; provided, however, that the Bank shall have 30 days following its receipt of such written notice to cure the situation identified by Executive as the basis for the Event of
Termination. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any rights solely under this Agreement and this Section by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), or (D) above.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the greater of the payments due for one
(1) times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the one (1) completed fiscal year prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the Event of Termination; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance; and provided further, that in no event shall total severance compensation from all sources exceed three (3) times Executive's average annual compensation over the five (5) fiscal years preceding the fiscal year in which the termination of employment occurs (for purposes of this provision and only for purposes of this provision, compensation shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base salary, commissions, bonuses, pension and profit sharing plans, severance payments, retirement, director or committee fees, fringe benefits, and the payment of expense items without accountability or business purpose or that do not meet the Internal Revenue Service ("IRS") requirement for deductibility by the Bank). The present value of the payment required hereunder shall be made in a lump sum within thirty (30) days following Executive's "Separation from Service," as defined in Code Section 409A of the Internal Revenue Code of 1986 (as amended, the "Code"), provided, however, if Executive is a "Specified Employee," as defined in Code Section 409A, then, solely to the extent required to avoid penalties under Code Section 409A, such payment shall be delayed until the first day of the seventh full month following Executive's Separation from Service. For these purposes, present value shall be determined using the applicable federal rate under Code Section 1274(d). Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

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

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued at the Bank's expense, life, insurance coverage and non-taxable medical and dental insurance that is substantially identical to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease twelve (12) months following the Event of Termination.

     5.   CHANGE IN CONTROL

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control, as set forth below. For purposes of this Agreement, a "Change in Control" shall mean a change in control of the Bank or the Bank's mid-tier holding company (the "Company") or mutual holding company (the "MHC"), of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the combined voting power of Bank's or the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the members of the entire Board of Directors then in office shall be considered, for purposes of this clause (b), as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Bank or the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Bank or the Company, and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
Notwithstanding anything in this sub-section to the contrary, a Change in Control shall not be deemed to have occurred upon the issuance of common stock by the Company in a minority stock offering, or upon conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal).

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

     (c) Upon the occurrence of a Change in Control, Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance; and provided further that in no event shall total severance compensation from all sources exceed three times Executive's average annual compensation over the five fiscal years preceding the fiscal year in which the termination of employment occurs (for purposes of this provision and only for purposes of this provision, compensation shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base salary, commissions, bonuses, pension and profit sharing plans, severance payments, retirement, director or committee fees, fringe benefits, and the payment of expense items without accountability or business purpose or that do not meet the IRS requirement for deductibility by the Bank). The foregoing severance/liquidated damages payment(s), as well as all other benefits described in this Agreement that would be payable upon a Change in Control, shall be made to Executive's surviving spouse, or if no surviving spouse, to his estate, in the event that the Company or the Bank enters into an agreement that would cause a Change in Control of the Bank, and Executive dies after such agreement is executed but prior to consummation of the Change in Control, which payments shall commence upon, and shall be contingent upon, the actual consummation of the Change in Control. The present value of the payment required hereunder shall be made in a lump sum within thirty (30) days following Executive's "Separation from Service," as defined in Code Section 409A; provided however, if Executive is a "Specified Employee," as defined in Code Section 409A, then, solely to the extent required to avoid penalties under Code Section 409A, such payment shall be delayed until the first day of the seventh full month following Executive's Separation from Service. For these purposes, present value shall be determined using the applicable federal rate under Code Section 1274(d).

     (d) Upon the occurrence of a Change in Control followed by the termination of Executive's employment, the Bank will cause to be continued at the Bank's expense life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank for Executive prior to the Change in Control, except to the extent such coverage is changed in its application to all employees of the Bank. Such coverage shall cease twelve (12) months from the date of Executive's termination of employment.

     (e) Notwithstanding the preceding paragraphs of this Section 5, in no event shall the aggregate payments or benefits to be made or afforded to the Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount," as determined in accordance with said Code Section 280G. The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 5 shall be determined by the

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Executive,  provided,  however,  that if it is determined  that such election by
Executive shall be in violation of Code Section 409A, the allocation of the required reduction shall be pro-rata.

     (f) At the occurrence of any one of the following: (a) attainment by the Executive of the age of 62 years; or (b) implementation of a Board approved Management Recognition Program (a stock-based benefit plan) that complies with all applicable regulations of the Office of Thrift Supervision or any successor regulator of FSB Community Bankshares, Inc., the compensation to be received in the event of a Change of Control will be: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to one year prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance.

6.   DISABILITY OR DEATH

     (a) If Executive is unable to perform his duties hereunder by reason of Disability, the Bank may terminate Executive's employment. Termination for Disability shall be determined by a majority of the disinterested directors of the Board, and shall be effective thirty (30) days after written notice of such termination is given to Executive.

     (b) For purposes of this Agreement, "Disability" or being "Disabled" shall be deemed to have occurred if: (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (iii) Executive is determined to be totally disabled by the Social Security Administration. If any controversy arises as to whether Executive is Disabled, the Board may require that Executive be examined by a physician and, in such case, the decision of such physician shall be conclusive and binding on all parties. The examining physician shall be selected by the Board.

     (c) In the event the Bank terminates Executive's employment due to Disability, the Bank will:

          (1) At its expense Bank will provide a disability insurance policy for Executive. Benefits are defined in the supplemental senior executive disability policy currently in place with Provident Life and Casualty Company, effective August 1, 2005. Any amendment to, modification of, or replacement of that policy that has been approved by the Board will be deemed to constitute the benefit that is provided to Executive under this agreement.

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

          (2) Cause to be continued life and health care coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees. This coverage shall cease upon the termination of payments to Executive under Section 6(c)(1) above.

     (d) In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by executive in writing) shall be paid Executive's Base Salary as defined in paragraph 3(a) at the rate in effect at the time of Executive's death for a period of one (1) year from the date of Executive's death, and the Bank will continue to provide medical, dental and other insurance benefits normally provided for Executive's spouse for one (1) year after Executive's death.

7.   TERMINATION UPON RETIREMENT

     Termination by the Bank of Executive based on "Retirement" shall mean termination for any reason of Executive's employment on or after age 65 or in accordance with any retirement policy established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party, but Executive shall not be entitled to any payments or benefits that would be due as a result of an Event of Termination under Section 4 hereof.

8.   TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination by a vote of at least a majority of the entire membership of the Board because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, the willful commission of any act that in the judgment of the Board would likely cause substantial economic damage to the Bank or the Company or substantial injury to the business reputation of the Bank or the Company, or material breach of any provision of this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

9.   NOTICE

     (a) Any termination by the Bank or the Executive shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall: indicate the specific termination provision in this Agreement relied upon; in the case of Termination for Cause, include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board; and, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice if Termination. If, within thirty (30) days after any Notice of Termination for Cause is given, the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Executive's services with the Bank shall be suspended pending resolution of such dispute by arbitration, and the Bank shall discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Sections 4 or 5 of this Agreement, the payment of such compensation and benefits by the Bank shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in The Wall Street Journal from time to time).

10.  POST-TERMINATION OBLIGATIONS

     (a) As a material inducement for the Bank to enter into this Agreement, upon termination of this Agreement for any reason, other than the reasons set forth in Sections 5 or 6 of this Agreement, for a period of two (2) years from the Date of Termination (one year from the termination of the Agreement as a result of a Change in Control) Executive shall not at any time or place, either directly or indirectly, engage in any business or activity in competition with the business of the Bank, or be a director, officer or employee or consultant to any bank, savings bank, savings association or credit union, operating in Monroe County, if such entity has assets of less than $1.0 billion.

     (b) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (c) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (c) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

     (d) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), or other federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank which is otherwise publicly available. In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

12.  NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

13.  MODIFICATION AND WAIVER

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.  REQUIRED PROVISIONS

     (a) The Bank's Board of Directors may terminate Executive's employment at any time, but any termination by the Bank's Board of Directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 U.S.C. ss.ss. 1818(e)(3)) or 8(g) (12 U.S.C. ss. 1818(g)) of
the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 U.S.C.  ss.ss.  1818(e)) or 8(g) (12 U.S.C. ss. 1818(g)) of the
FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 U.S.C. ss. 1813(x)(1)) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director, at the time the FDIC or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank; or (ii) by the OTS at the time the OTS or its Regional Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC
Section 1828(k) and any regulations promulgated thereunder.

15.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW

     This Agreement shall be governed in all respects, including validity, construction, capacity and performance, by the laws of the State of New York, but only to the extent not superseded by federal law.

18.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty
(50) miles of Fairport, New York, in accordance with the rules of the American Arbitration Association then in effect. In the event the need for arbitration arises the Bank shall select one arbitrator and the Executive shall select one arbitrator. The arbitrators selected by the parties shall select a third arbitrator. The arbitrators shall not have any authority to add to or modify the provisions of this Agreement in any way. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

19.  PAYMENT OF FEES AND EXPENSES

     In the event of any dispute between the Executive and the Bank regarding this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by Executive in defending against any action taken by the Bank, the prevailing party shall be reimbursed for all costs and expenses, including reasonable attorney's fees, arising from such dispute, proceedings or actions. In the event of a settlement of such dispute, each party shall bear its own costs and expenses. Any reimbursement owed under this Section 19 shall be paid within ten (10) days of the furnishing to the non-prevailing party of written evidence of any costs or expenses incurred by the prevailing party.

20.  INDEMNIFICATION

     The Bank  shall  provide  Executive  (including  his heirs,  executors  and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). The obligations of the Bank under this Section 20 shall be subject to 12 C.F.R. ss. 545.121.

21.  SUCCESSOR TO THE BANK

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                                     FAIRPORT SAVINGS BANK


                                       By:   /s/ Thomas J. Hanss
-----------------------------                ---------------------------------
Secretary                                    Chairman of the Board




                                             /s/ Robert W. Sturn
                                             ---------------------------------
                                             Chairman of Compensation Committee




WITNESS:                                    EXECUTIVE:


/s/ Lowell T. Twitchell                By:   /s/ Dana Gavenda
---------------------------                  ----------------------------------
                                             Dana Gavenda